SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Ranger advertisement in Wall Street Journal, dated as of July 30, 2001	Item 1

Content of Item 1

Attention Computer Associates Shareholders

The Ranger Governance Nominees:

A Slate of Proven Leaders

Ranger's slate of independent directors is made up of ten executives we believe are proven leaders with integrity and decades of experience in every aspect of the software industry, corporate leadership, investment, regulatory affairs and corporate governance.

As one major financial analyst1 put it: "We believe investors should take [Ranger Governance] seriously for several reasons. First the people behind the bid have a long history in the software business, particularly in the segments CA addresses...."

Together, this team has more than 195 years experience leading, growing and investing in software and technology companies and other successful corporations.

Richard J. Agnich Twenty seven year career with Texas Instruments, including Senior Vice President, Secretary and General Counsel	Bob Cook Founder of VM Software and Systems Center, Director of Sterling Commerce, CEO of Sigaba Corp. and software industry venture capitalist	Dennis Crumpler Founder of XcelleNet Inc., co-founder of Sales Technologies, Inc. and General Partner of CIMCO, LLC., an investment management company	Mark Cuban Founder and former CEO of MicroSolutions and Broadcast.com, and owner of the Dallas Mavericks basketball team	Dixon Doll Founder and manager of venture capital firm DCM and strategy consulting firm DMW Group with a Ph.D. in engineering

Dr. Wendy Lee Gramm Distinguished Senior Fellow at George Mason University, director of Enron, and former Chairman, U.S. Commodity Futures Trading Commission, with a Ph.D. in economics

           Stephen Perkins
Senior executive with
University Computing
Company and
Sterling Software,
co-founder of Sterling
Commerce, with 31
years experience in the
development and
marketing of software
products

		Cece Smith, CPA Former Chairman, Federal Reserve Bank of Dallas and co-founder and managing partner, Phillips-Smith-Machens Venture Partners	Elizabeth VanStory Former President of iMotors.com and Vice- President of OfficeDepot.com, and now a management consultant	Sam Wyly Manager, Ranger Capital, founder of University Computing Company, Sterling Software, Sterling Commerce and other companies

We're confident that the Ranger governance plan will unlock the value and potential of Computer Associates.
Ranger is proposing new management for CA under what we believe is a truly independent Board of Directors. This new Board has put together a comprehensive plan which we believe will realize the full potential of Computer Associates' winning products, people and customers, and achieve substantial new growth and success.

Vote the GREEN proxy. To elect Ranger's slate of independent directors you must sign and return the GREEN proxy.

    Integrity.  Innovation.  Accountability.  Increased Value for CA Shareholders.

Ranger: A Better Way For CA

Vote Your GREEN Proxy Today

1 First Call, SG Cowen Securities Inc.: Drew Brosseau, June 21, 2001*
*Permission to use quotation neither sought nor obtained.

Even if you have sent a white proxy card to Computer Associates, you have every right to change your vote. You may revoke that proxy, and vote for the Ranger Governance slate by signing, dating and mailing the GREEN proxy.

If you have any questions on how to vote your shares, please call our proxy solicitor:
MORROW & CO., INC. at (800) 607-0088

IMPORTANT INFORMATION

     On July 27, 2001, Ranger Governance, Ltd. filed a definitive proxy statement with the Securities and Exchange Commission in connection with Ranger's solicitation of proxies to elect its director nominees at the 2001 annual stockholders meeting of Computer Associates International, Inc. Ranger's proxy statement was mailed to Computer Associates stockholders on July 30, 2001. Ranger urges stockholders to read its proxy statement because it contains important information. You may obtain a free copy of Ranger's definitive proxy statement, as well as other soliciting materials that have been filed by Ranger, at the Securities and Exchange Commission's website at www.sec.gov. The definitive proxy statement and other documents filed by Ranger may also be obtained for free by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 800-634-4458 or at www.rangergov.com.

     Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in Ranger's solicitation is available in the definitive proxy statement filed by Ranger. In addition, the Ranger Nominee's plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.

IMPORTANT INFORMATION

          On July 27, 2001, Ranger Governance, Ltd. filed a definitive proxy statement with the Commission in connection with Ranger's solicitation of proxies to elect its director nominees at the 2001 annual stockholders meeting of Computer Associates International, Inc. Ranger's proxy statement was mailed to Computer Associates' stockholders on July 30, 2001. Ranger urges stockholders to read its proxy statement because it contains important information. You may obtain a free copy of Ranger's definitive proxy statement, as well as other soliciting materials that have been filed by Ranger, at the Commission's website at www.sec.gov. The definitive proxy statement and other documents filed by Ranger may also be obtained for free by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 800-634-4458 or at www.rangergov.com.

          Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in Ranger's solicitation is available in the definitive proxy statement filed by Ranger. In addition, the Ranger Nominees' plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.